Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES 2018 FINANCIAL RESULTS INCLUDING FOURTH QUARTER
NET INVESTMENT INCOME OF $0.40 PER SHARE; 27 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., February 28, 2019 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2018 and filed its Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
Net investment income after taxes for the quarter ended December 31, 2018 was $23.4 million, or $0.40 per share on a diluted basis, exceeding the dividend of $0.36 per share despite a low level of prepayment income. Net investment income after taxes for the year ended December 31, 2018 was $93.4 million, or $1.59 per share on a diluted basis, exceeding our dividends for the year of $1.44 per share.

•
Net decrease in net assets resulting from operations for the quarter ended December 31, 2018 was $1.0 million, or $0.02 per share, resulting primarily from strong net investment income offset by market value adjustments across the portfolio, which were primarily non-credit related and a result of the market volatility at year end. Net increase in net assets resulting from operations for the year ended December 31, 2018 was $45.5 million, or $0.77 per share.

•	Net asset value per share at December 31, 2018 was $14.13 compared to $14.51 at September 30, 2018 and $14.80 at December 31, 2017.

•
Total acquisitions during the quarter ended December 31, 2018 were $176.4 million and total dispositions were $117.0 million. Total acquisitions during the year ended December 31, 2018 were $634.0 million and total dispositions were $512.8 million.

•
On November 7, 2018, our board of directors approved a decrease in the Company’s asset coverage requirement to 150 percent. On February 8, 2019, the Company’s shareholders also approved the decreased asset coverage requirement, which then became effective on February 9, 2019.

•
In conjunction with the decreased asset coverage requirement, effective February 9, 2019, the Company reduced its base management fee on assets (less cash and cash equivalents) in excess of one times leverage from 1.5% to 1.0%, its incentive fee rate from 20% to 17.5%, and its cumulative hurdle rate from 8% to 7%.

•
On November 7, 2018, Moody’s Investors Service initiated an investment grade rating of Baa3, with stable outlook. On November 8, 2018, S&P Global Ratings reaffirmed its investment grade rating of BBB-, with negative outlook. Both ratings include consideration of the Company’s reduced asset coverage requirement.

•	On February 28, 2019, our board of directors declared a first quarter dividend of $0.36 per share payable on March 29, 2019 to shareholders of record as of March 15, 2019.

"We delivered solid results in the fourth quarter of 2018, originating $176 million of new investments and covering our dividend for the 27th consecutive quarter,” said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. “We are also pleased that earlier this month our shareholders overwhelmingly approved our ability to increase leverage, as well as reductions to our management and incentive fee rates. The credit quality of our portfolio remains strong, with none of our debt investments on non-

accrual. Looking ahead, we will remain focused on leveraging our long history of success in direct lending to source and structure transactions that help our borrowers and also generate attractive risk-adjusted returns for our shareholders."

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2018, our investment portfolio consisted of debt and equity positions in 95 portfolio companies with a total fair value of approximately $1.6 billion. Debt positions represented approximately 95% of the portfolio at fair value, with 92% of the portfolio comprised of senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 5% of our investment portfolio.

As of December 31, 2018, the weighted average annual effective yield of our debt portfolio was approximately 11.4% and the weighted average annual effective yield of our total portfolio was approximately 10.9%.(1) As of December 31, 2018, approximately 93% of our debt portfolio at fair value had floating interest rates. As of December 31, 2018, we had no debt investments on non-accrual status.

During the three months ended December 31, 2018, we invested approximately $176.4 million, primarily in fourteen investments, comprised of seven new and seven existing portfolio companies. The investments were comprised of approximately $165.0 million in senior secured loans and $1.7 million in senior secured notes. The remaining $9.6 million represented equity investments including $8.0 million of additional equity interests in portfolios of debt and lease assets as well as warrants received in connection with a new debt investment. Additionally, we received proceeds from sales and repayments of investment principal of approximately $117.1 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of December 31, 2018, total assets were $1,659.5 million, net assets applicable to common shareholders were $830.5 million and net asset value per share was $14.13, as compared to $1,685.2 million, $853.0 million, and $14.51 per share, respectively, as of September 30, 2018 and $1,629.4 million, $870.7 million, and $14.80 per share, respectively, as of December 31, 2017.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2018 was approximately $48.4 million, or $0.82 per share, including $0.04 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.03 per share from recurring original issue discount and exit fee amortization and $0.07 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended December 31, 2018 were approximately $25.0 million, or $0.42 per share, including interest and other debt expenses of $10.7 million, or $0.18 per share and incentive compensation from net investment income of $5.8 million, or $0.10 per share. Excluding incentive compensation, interest and other debt expenses, annualized third quarter expenses were 4.0% of average net assets.

Net investment income after excise taxes for the three months ended December 31, 2018 was approximately $23.4 million, or $0.40 per share. Net investment income is net of incentive compensation. Effective January 1, 2018, incentive compensation was converted from a partnership profit allocation and distribution to a fee. This conversion had no impact on the amount of the incentive compensation paid or services received by the Company.

Net realized losses for the three months ended December 31, 2018 were $30.0 million, or $0.51 per share, comprised primarily of a $25.8 million loss realization on the disposition of a legacy pre-IPO Investment in RM OpCo, LLC (Real Mex) and a $4.1 million loss realization on the disposition of our loan to Globecomm Systems, Inc. The impact from both investments had substantially been recognized on an unrealized basis in previous periods. Net unrealized gains for the three months ended December 31, 2018 were $5.6 million, or $0.10 per share, comprised primarily of a $28.6 million reversal of the previously recognized unrealized losses, partially offset by mark-to-market adjustment resulting primarily from the year-end volatility in the equity and loan markets.

Net decrease in net assets applicable to common shareholders resulting from operations for the three months ended December 31, 2018 was $1.0 million, or $0.02 per share.
__________________________
(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2018, available liquidity was approximately $255.0 million, comprised of approximately $228.0 million in available capacity under our leverage program and $27.9 million in cash and cash equivalents, reduced by approximately $0.9 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at December 31, 2018 was 4.34%.

Total debt outstanding at December 31, 2018 was as follows:

	Maturity	Rate		Carrying Value (1)		Available	Total Capacity
SVCP 2022 Facility	2022	L+2.25%		$82,000,000	(2)	$88,000,000	$170,000,000
2019 Convertible Notes ($108 million par)	2019	5.25%		107,501,207		—	107,501,207
2022 Convertible Notes ($140 million par)	2022	4.625%		137,980,185		—	137,980,185
2022 Notes ($175 million par)	2022	4.125%		174,525,996		—	174,525,996
TCPC Funding Facility	2022	L+2.00%	(3)	212,000,000		88,000,000	300,000,000
SBA Debentures	2024−2028	2.77%	(4)	98,000,000		52,000,000	150,000,000
Total leverage				812,007,388		$228,000,000	$1,040,007,388
Unamortized issuance costs				(6,805,196)
Debt, net of unamortized issuance costs				$805,202,192

(1)	Except for the convertible notes and the 2022 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	As of December 31, 2018, $3.0 million of the outstanding amount were short-term borrowings bearing interest at a rate of Prime plus 2.25%.

(3)	Subject to certain funding requirements

(4)	Weighted-average interest rate, excluding fees of 0.36% or 0.35%

On February 21, 2019, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the year ended December 31, 2018, we repurchased 73,416 shares for a total cost of $1.0 million.

RECENT DEVELOPMENTS

On February 8, 2019, the stockholders of the Company approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Small Business Credit Availability Act and, as a result, effective on February 9, 2019, our asset coverage ratio requirement applicable to senior securities was reduced from 200% to 150%. In connection with the reduction in the asset coverage requirement, the stockholders of the Company also approved an amended investment management agreement to be effective on February 9, 2019, which permits the Advisor to continue to serve on substantially the same terms as the prior agreement other than (i) a reduction to the management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt-to-equity from 1.5% to 1.0%, (ii) a reduction to the incentive compensation on net investment income and net realized gains (reduced by any net unrealized losses) from 20% to 17.5% and (iii) a reduction to the cumulative total return hurdle from 8% to 7%.

On February 28, 2019, the Company’s board of directors declared a first quarter regular dividend of $0.36 per share payable on March 29, 2019 to stockholders of record as of the close of business on March 15, 2019.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday February 28, 2019 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 3937909 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2018 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 7, 2019. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 3937909.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2018	December 31, 2017

Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,460,936,257 and $1,356,459,251, respectively)	$1,463,800,744	$1,362,514,206
Companies 5% to 25% owned (cost of $78,353,253 and $84,153,698, respectively)	63,193,357	75,635,342
Companies more than 25% owned (cost of $110,258,458 and $106,543,799, respectively)	70,291,689	76,383,155
Total investments (cost of $1,649,547,968 and $1,547,156,748, respectively)	1,597,285,790	1,514,532,703

Cash and cash equivalents (including restricted cash of $0 and $798,108, respectively)	27,920,402	86,625,237
Accrued interest income:
Companies less than 5% owned	20,898,838	18,533,095
Companies 5% to 25% owned	678,057	817,984
Companies more than 25% owned	124,009	16,859
Deferred debt issuance costs	4,843,985	3,276,838
Receivable for investments sold	—	431,483
Prepaid expenses and other assets	7,784,608	5,188,169
Total assets	1,659,535,689	1,629,422,368

Liabilities
Debt, net of unamortized issuance costs of $6,805,196 and $8,624,072, respectively	805,202,192	725,200,281
Interest payable	8,747,872	7,771,537
Incentive compensation payable	5,840,346	5,983,135
Management and advisory fees payable	5,247,344	—
Payable to the Advisor	1,226,372	800,703
Payable for investments purchased	908,759	16,474,632
Unrealized depreciation on swaps	—	603,745
Accrued expenses and other liabilities	1,888,077	1,860,209
Total liabilities	829,060,962	758,694,242

Net assets applicable to common shareholders	$830,474,727	$870,728,126

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,774,607 and 58,847,256 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	$58,775	$58,847
Paid-in capital in excess of par	1,000,073,183	1,038,855,948
Distributable earnings (loss)	(169,657,231)	(168,186,669)
Net assets applicable to common shareholders	$830,474,727	$870,728,126

Net assets per share	$14.13	$14.80

Consolidated Statements of Operations

	Year Ended December 31,
	2018	2017	2016
Investment income
Interest income:
Companies less than 5% owned	$168,673,628	$155,374,375	$130,805,441
Companies 5% to 25% owned	2,713,602	2,117,440	3,677,389
Companies more than 25% owned	3,645,312	4,669,571	4,154,439
PIK income:
Companies less than 5% owned	9,128,512	5,290,187	3,109,628
Companies 5% to 25% owned	4,337,080	4,900,886	2,995,097
Companies more than 25% owned	649,680	1,174,886	276,420
Dividend income:
Companies less than 5% owned	—	16,627	—
Companies more than 25% owned	750,714	237,398	—
Lease income:
Companies more than 25% owned	297,827	294,366	1,571,280
Other income:
Companies less than 5% owned	5,473	1,767,821	1,442,096
Companies 5% to 25% owned	297,356	125,943	—
Companies more than 25% owned	—	—	148,975
Total investment income	190,499,184	175,969,500	148,180,765

Operating expenses
Interest and other debt expenses	40,468,761	33,091,143	25,192,990
Management and advisory fees	24,179,376	21,560,868	18,881,786
Incentive fee	23,346,164	N/A*	N/A*
Administrative expenses	2,393,582	2,327,870	1,693,304
Legal fees, professional fees and due diligence expenses	2,307,196	1,485,182	2,320,959
Director fees	794,278	571,685	423,904
Insurance expense	468,184	436,965	382,152
Custody fees	377,611	335,841	313,073
Other operating expenses	2,686,677	2,721,946	3,149,764
Total operating expenses	97,021,829	62,531,500	52,357,932

Net investment income before taxes	93,477,355	113,438,000	95,822,833
Excise tax expense	92,700	36,380	569,511
Net investment income	93,384,655	113,401,620	95,253,322

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	856,650	(13,450,535)	(15,499,336)
Investments in companies 5% to 25% owned	(29,704,298)	(7,113,339)	417,446
Investments in companies more than 25% owned	—	(103,398)	79,742
Net realized loss	(28,847,648)	(20,667,272)	(15,002,148)

Change in net unrealized appreciation/depreciation	(19,061,125)	(2,123,011)	15,116,650
Net realized and unrealized gain (loss) on investments and foreign currency	(47,908,773)	(22,790,283)	114,502

Net increase in net assets from operations	45,475,882	90,611,337	95,367,824

Distributions of incentive allocation to general partner from net investment income	N/A*	(22,680,323)	(19,050,665)

Net increase in net assets applicable to common shareholders resulting from operations	$45,475,882	$67,931,014	$76,317,159

Basic and diluted earnings per common share	$0.77	$1.19	$1.50

Basic and diluted weighted average common shares outstanding	58,815,216	57,000,658	50,948,035

*Effective January 1, 2018, incentive compensation was converted from a partnership profit allocation and distribution to a fee.

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risk Factors" section of the company's Form 10-K for the year ended December 31, 2018, and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com